Exhibit 2.3

                AMENDMENT II TO REORGANIZATION PLAN AND AGREEMENT


WHEREAS: The parties hereto have entered into a PLAN AND AGREEMENT ("Agreement") dated as of December 31, 2000 by and among Innovation International, Inc., a Delaware corporation ("INNO"), Hosp-Italia Industries, Inc., a Nevada corporation organized by INNO ("USIT"), Hospitalia S.r.l, a corporation limited by quotas organized under the Italian Civil Code 2,472 through 2,500 ("ITALIA") and Andrea Cesaretti, the Majority shareholder of ITALIA ("CESARETTI" or "the OWNERS"); and

WHEREAS: the closing of the transactions contemplated by that agreement was held on March 23, 2001, at which time Italia became a subsidiary of USIT and Italia owned an indirect interest in Days Master Italia, which had become the principal operating asset of the parties ("DMI"); and

WHEREAS: The parties entered into an Amendment ("Amendment I") to the Agreement on July 31, 2001; and

WHEREAS: The parties desire to amend Amendment I in its entirety and replace it by substitution of this Amendment II which shall become effective as of July 31, 2001; and

WHEREAS, the purpose of this Amendment is that USIT shall acquire 100% of DMI and divest of its interest Italia and any indirect interest owned through Italia; and

WHEREAS, USIT presently owns indirectly 20.5% of DMI through USIT's ownership of 98% of ITALIA which owns 54.5% of ABC which owns 38% of DMI; and

WHEREAS, USIT desires to acquire the remaining 79.5% of DMI as well as direct ownership of the aforesaid 20.5% of DMI; and

WHERAS USIT desires to divest its 98% of ITALIA ; and

WHEREAS ITALIA is uniquely capable of implementing USIT's direct acquisition of DMI; and

WHEREAS ITALIA desires to acquire its 98% quota from USIT under the provisions of all relevant Italian law affecting such acquisitions.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises herein set forth, and subject to the terms and conditions hereof, the parties agree as follows:

1. ITALIA's 100% ACQUISITION OF DMI. Effective with the signing of this Agreement USIT hereby issues to ITALIA, 13,353,548 shares of the common stock of USIT and authorizes ITALIA to use those shares as payment for the acquisition by ITALIA of 100% of the capital stock of DMI from the shareholders of DMI. Certificates evidencing those shares shall be issued to the shareholders of DMI upon instruction from ITALIA.

2. CONSIDERATION FOR SHARES. As consideration for the 13,353,548 shares of common stock, ITALIA shall deliver 79.5% of the shares of DMI to USIT. Payment of the Consideration may be delayed hereunder until a date not later than December 31, 2001 if such delay is required in order to permit ITALIA to carry out the documentary procedures required under Italian law to transfer stock ownership. In order to secure payment of the consideration hereunder, ITALIA agrees and USIT accepts that this Agreement shall constitute the absolute and lawful debt of ITALIA to USIT in the amount of $507,744 which is equal to 79.5% of the Unaudited Book Value of DMI taken from its Unaudited Balance Sheet as of July 31, 2001. ITALIA promises to pay said $507,744 to USIT on demand if ITALIA shall fail to deliver the DMI stock Consideration payable hereunder, on or before December 31, 2001.

3. ITALIA ACQUISITION OF ITS 98% QUOTA FROM USIT. On the effective date of this Agreement ("the Closing Date") and subject at all times to the provisions of Paragraph 9 hereof, ITALIA hereby acquires from USIT and USIT hereby sells to ITALIA all of USIT's ownership rights in and to the Quotas of ITALIA heretofore owned by USIT, constituting a 98% ownership of ITALIA by USIT, all for the Consideration described herein below. Certificates evidencing those quotas shall be issued only under instructions from ITALIA and only in such names and denominations as ITALIA shall, at its sole discretion, instruct USIT. All further assurances required to be given hereunder at Paragraph 19 will be expanded to include the right for ITALIA to so instruct USIT, which instruction if any shall be binding upon USIT, that said Quotas be delivered to nominees of ITALIA in accordance with Italian law.

4. CONSIDERATION. As consideration for the 98% Quota, ITALIA shall deliver 20.5% of the shares of DMI to USIT. Payment of the Consideration may be delayed hereunder until a date not later than December 31, 2001 if such delay is required in order to permit ITALIA to carry out the documentary procedures required under Italian law to transfer stock ownership. In order to secure payment of the consideration hereunder, ITALIA agrees and USIT accepts that this Agreement shall constitute the absolute and lawful debt of ITALIA to USIT in the amount of $130,928 which is equal to 20.5% of the Unaudited Book Value of DMI taken from its Unaudited Balance Sheet as of July 31, 2001. ITALIA promises to pay said $1300,928 to USIT on demand if ITALIA shall fail to deliver the DMI stock Consideration payable hereunder, on or before December 31, 2001.

5. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the date hereof, as of the effective date.

WHEREAS: the representations and agreements respectively set forth in Article 4 and Article 1 and Article 19 of the Agreement have changed; and

WHEREAS: the parties executing this amendment have agreed that the said articles shall be and hereby are amended to reflect the changes described below:

4. REPRESENTATIONS OF ITALIA AND THE OWNERS. ITALIA and the OWNERS identified herein jointly and severally represent and warrant to INNO and USIT as follows:

(a) Organization. ITALIA is duly organized and validly exists as a business corporation under the laws of Italy as described herein. ITALIA's properties shall include a 54.5 % interest in the Italian company known as ABC Alliance S.r.l ("ABC") in which ITALIA and/or CESARETTI have the power of control. As of the date hereof ITALIA has the right to acquire 100% interest in the Italian company known as Days Master Italia S.p.a. ("Days Master"). As of the date hereof, Days Master holds the exclusive rights to operate hotels in Italy, Vatican City and the Republic of San Marino under the Days Inn trademarks. Days Master's principal asset is the license agreement with Cendant Global Services, B.V. for this franchise. ITALIA and ABC and Days Master have the legal power and authority to own, operate and lease their respective properties and assets and to carry on their businesses as now conducted or in accordance with their business plans, and they are duly qualified to do business wherever the nature and location of their businesses and assets requires such qualification.

1. ACQUISITION OF ITALIA BY USIT and DISTRIBUTION TO INNO SHAREHOLDERS. USIT shall issue and deliver to the OWNERS the consideration described in Article 2 below in exchange for 98% of the stock in ITALIA owned by them; whereupon ITALIA shall then have become a 98% subsidiary of USIT. Upon the effectiveness of a registration statement on Form SB-2 filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, USIT, in consideration of INNO's surrendering all its interest in USIT, USIT shall distribute to the shareholders of INNO 2,483,728 shares of USIT $0.001 par value Common Stock and Warrants to purchase up to an additional 2,483,728 shares of USIT $0.001 par value Common Stock. Distribution of Shares and Warrants will be to INNO shareholders on a pro rata basis to their existing ownership of INNO Common Stock. The distribution to INNO shareholders shall not be delayed or postponed except to accommodate the preparation and filing of the registration statement described above and the period required for it to become effective. Nothing contained in this Agreement or elsewhere shall diminish the obligations of INNO and USIT to complete the distribution of Shares and Warrants as herein provided.

     19. FURTHER ASSURANCES. Each of the parties agrees that at any time, and from time to time, it shall execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the purposes and intent of this Agreement, including if necessary, but not by way of limitation, the execution of Promissory Notes, other evidences of indebtedness, one or more Agreements containing the same essential business conditions, intended in the aggregate to replace the within agreement. Any action required to be taken hereunder by a party subject to the jurisdiction of the laws of Italy, which action is prohibited by Italian law, may be replaced by an action permitted under Italian law which conveys the same force and effect upon the U.S. domiciled parties as would the prohibited action.


IN WITNESS WHEREOF, the parties have executed this Amended Agreement on this 31st day of July 2001.

                                          INNOVATION INTERNATIONAL, USIT.
Attest:


/s/ Lee B. Wright                            /S/ Frank G.Wright
-----------------                            ------------------
     Secretary                                   Frank G. Wright, President


                                             HOSP - ITALIA INDUSTRIES, USIT.
Attest:
/S/ Lee B. Wright                                /S/ Frank G. Wright
----------------------                       ---------------------------
     Asst. Secretary                             Frank G. Wright, Vice
                                                 President


ANDREA CESARETTI


/S/ Andrea Cesaretti
______________________                       Witness:___________________


HOSPITALIA s.r.I

/S/ Graziella Bortolazzi, Sole Director
------------------------------------------


Attest:


-------------------------
     Secretary


THE OWNERS.


By their agent and representative:

/S/ Andrea Cesaretti